Exhibit 99.1

ATSG Reports Third Quarter 2024 Results

Generates Strong Cash Flow

WILMINGTON, OH, November 8, 2024 - Air Transport Services Group, Inc. (Nasdaq: ATSG), the leading provider of medium wide-body freighter aircraft leasing, contracted air transportation, and related services, today reported consolidated financial results for the third quarter ended September 30, 2024. Those results, as compared with the same period in 2023, were as follows:

Third Quarter Results

•	Revenues of $471 million, versus $523 million
•	GAAP Loss per Share from Continuing Operations of ($0.05), versus Earnings per Share (diluted) of $0.24
•	GAAP Pretax Loss from Continuing Operations of ($5.2) million, versus Pretax Earnings of $23.5 million
•	Adjusted Pretax* Earnings of $10.7 million, versus $31.1 million
•	Adjusted EPS* of $0.13, versus $0.32
•	Adjusted EBITDA* of $129.5 million, versus $136.6 million
•	Free Cash Flow* was $86.4 million, versus negative $51.6 million

As previously announced on November 4, 2024, ATSG entered into a definitive agreement to be acquired by Stonepeak, a leading alternative investment firm specializing in infrastructure and real assets, in an all-cash transaction with an enterprise valuation of approximately $3.1 billion. Under the terms of the agreement, holders of ATSG common stock will receive $22.50 per share in cash. Upon completion of the transaction, ATSG’s shares will no longer trade on the Nasdaq, and ATSG will become a private company. In light of the announced transaction, ATSG has canceled the third quarter 2024 earnings conference call previously scheduled for Friday, November 8, 2024, and will not provide financial guidance going forward.

Mike Berger, chief executive officer of ATSG, said, "First off, we are excited about our future with Stonepeak.  Our leasing business continued to benefit from strong demand for our freighter aircraft, as we added four Boeing 767-300 freighter leases during the third quarter.  Our third quarter results were affected by fewer block hours flown than a year ago and higher expenses, including start-up costs to fly ten more aircraft provided by Amazon.  I am delighted to report that the 10th aircraft entered operations this week.  For the quarter, we once again generated strong free cash flow, bringing the total to $193 million for the year. Going forward, certain contractual price increases effective in the fourth quarter position us for strong improvement in our ACMI Services segment and we expect to execute three new leases for CAM-owned freighters by year-end 2024."

* Adjusted EPS (Earnings per Share), Adjusted Pretax Earnings, Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), Free Cash Flow, and Adjusted Free Cash Flow are non-GAAP financial measures used in this release, which are defined and reconciled to the most directly comparable financial measures calculated and presented in accordance with GAAP at the end of this release.

Segment Results

Cargo Aircraft Management (CAM)

•	Aircraft leasing and related revenues increased 3% for the third quarter, including the benefit of revenues from eleven additional freighter leases, including ten additional 767-300s and one Airbus A321-200 since the end of September 2023. These lease revenues were more than offset by the scheduled returns of nine 767-200 freighters and six 767-300 freighters over that same period.
•	CAM’s third quarter pretax earnings decreased $5 million, or 22%, to $18 million versus $23 million for the prior-year quarter. Segment depreciation expense increased by $11 million and interest expense by $2 million versus the prior-year quarter. The 2024 results were impacted by the reduction in 767-200 freighter leases and related engine power program revenues, declining $5 million in total versus a year ago.
•	CAM leased four 767s and sold four others to external customers in the third quarter. One 767-200 freighter was returned by an external customer upon lease expiration. At the end of the third quarter, 89 CAM-owned aircraft were leased to external customers, two fewer than a year ago.
•	Nineteen CAM-owned aircraft were in or awaiting conversion to freighters at the end of the third quarter, one fewer than at the end of the prior-year quarter. This included eight 767s, six A321s, and five A330s. One of the A330s is expected to complete conversion and be leased to an external customer in the fourth quarter of 2024.

ACMI Services

•

Pretax loss was $14 million in the third quarter, versus pretax earnings of $12 million in the third quarter of 2023. Revenue block hours for ATSG's airlines decreased 13% versus the prior-year quarter. Cargo block hours decreased 7% for the third quarter, reflecting the removal of certain 767-200 freighter aircraft from service and less international flying versus the prior year. Passenger block hours decreased 34% in the quarter.

•

The pretax loss for the third quarter of 2024 included $4.9 million more for customer incentive costs stemming from warrant agreements reached with Amazon in May of 2024. In addition to the reduced flying hours and reduced revenues, ACMI Services experienced increased expenses for maintenance, travel and ground services.

•	During the third quarter, ACMI Services began operating seven Amazon-provided Boeing 767-300 aircraft, with three more added subsequently.

Non-GAAP Financial Measures

This release, including the attached tables, contains financial measures that are calculated and presented in accordance with Generally Accepted Accounting Principles ("GAAP") in the United States, and financial measures that are not calculated and presented in accordance with GAAP ("non-GAAP financial measures"). Management uses these non-GAAP financial measures to evaluate historical results and project future results. Management believes that these non-GAAP financial measures assist in highlighting operational trends, facilitating period-over-period comparisons, and providing additional clarity about events and trends affecting core operating performance. Disclosing these non-GAAP financial measures provides insight to investors about additional metrics that management uses to evaluate past performance and prospects for future performance. Non-GAAP financial measures should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP and may be calculated differently by other companies.

The historical non-GAAP financial measures included in this release are reconciled to the most directly comparable financial measure calculated and presented in accordance with GAAP in the non-GAAP reconciliation tables included later in this release. The Company does not provide a reconciliation of projected Adjusted EBITDA or Adjusted EPS, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K, because it is unable to predict with reasonable accuracy the value of certain adjustments and as a result, the comparable GAAP measures are unavailable without unreasonable efforts. For example, certain adjustments can be significantly impacted by the re-measurements of financial instruments including stock warrants issued to a customer. The Company’s earnings on a GAAP basis, including its earnings per share on a GAAP basis, and the non-GAAP adjustments for gains and losses resulting from the re-measurement of stock warrants, will depend on, among other things, the future prices of ATSG stock, interest rates, and other assumptions which are highly uncertain. As a result, the Company believes such reconciliations of forward-looking information would imply a degree of precision and certainty that could be confusing to investors.

About ATSG

Air Transport Services Group (ATSG) is a premier provider of aircraft leasing and cargo and passenger air transportation solutions for both domestic and international air carriers, as well as companies seeking outsourced airlift services. ATSG is the global leader in freighter aircraft leasing with a fleet that includes Boeing 767, Airbus A321, and soon, Airbus A330 converted freighters. ATSG's unique Lease+Plus aircraft leasing opportunity draws upon a diverse portfolio of subsidiaries including three airlines holding separate and distinct U.S. FAA Part 121 Air Carrier certificates to provide air cargo lift, and passenger ACMI and charter services. Complementary services from ATSG's other subsidiaries allow the integration of aircraft maintenance, airport ground services, and material handling equipment engineering and service. ATSG subsidiaries comprise ABX Air, Inc.; Airborne Global Solutions, Inc.; Airborne Maintenance and Engineering Services, Inc., including its subsidiary, Pemco World Air Services, Inc.; Air Transport International, Inc.; Cargo Aircraft Management, Inc.; LGSTX Services, Inc.; and Omni Air International, LLC. For further details, please visit www.atsginc.com.

Cautionary Note Regarding Forward-Looking Statements

Throughout this release, Air Transport Services Group, Inc. (“ATSG") makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended (the “Act”). Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve inherent risks and uncertainties. Such statements are provided under the “safe harbor” protection of the Act. Forward-looking statements include, but are not limited to, statements regarding anticipated operating results, prospects and aircraft in service, technological developments, economic trends, expected transactions and similar matters. The words “may,” “believe,” “expect,” “anticipate,” “target,” “goal,” “project,” “estimate,” “guidance,” “forecast,” “outlook,” “will,” “continue,” “likely,” “should,” “hope,” “seek,” “plan,” “intend” and variations of such words and similar expressions identify forward-looking statements. Similarly, descriptions of ATSG’s objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements are susceptible to a number of risks, uncertainties and other factors. While ATSG believes that the assumptions underlying its forward-looking statements are reasonable, investors are cautioned that any of the assumptions could prove to be inaccurate and, accordingly, ATSG’s actual results and experiences could differ materially from the anticipated results or other expectations expressed in its forward-looking statements. A number of important factors could cause ATSG's actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to: (i) changes in the market demand for ATSG's assets and services, including the loss of customers or a reduction in the level of services it performs for customers; (ii) its operating airlines' ability to maintain on-time service and control costs; (iii) the cost and timing with respect to which it is able to purchase and modify aircraft to a cargo configuration; (iv) fluctuations in ATSG's traded share price and in interest rates, which may result in mark-to-market charges on certain financial instruments; (v) the number, timing, and scheduled routes of its aircraft deployments to customers; (vi) ATSG's ability to remain in compliance with key agreements with customers, lenders and government agencies; (vii) the impact of current supply chain constraints, which may be more severe or persist longer than it currently expects; (viii) the impact of the current competitive labor market; (ix) changes in general economic and/or industry-specific conditions, including inflation and regulatory changes; and (x) the impact of geopolitical tensions or conflicts and human health crises, and other factors that could cause ATSG’s actual results to differ materially from those indicated by such forward-looking statements, which are discussed in “Risk Factors” in Item 1A of Part II of ATSG’s Quarterly Report on Form 10-Q for the period ended September 30, 2024 and Item 1A of ATSG's 2023 Form 10-K and may be contained from time to time in its other filings with the U.S. Securities and Exchange Commission, including its annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

ATSG recently entered into an Agreement and Plan of Merger with Stonepeak Nile Parent LLC and Stonepeak Nile MergerCo Inc. (the “Merger”). Statements regarding the Merger, including the expected time period to consummate the Merger, the anticipated benefits (including synergies) of the Merger and integration and transition plans, opportunities, anticipated future performance, expected share buyback programs and expected dividends, are also provided under the “safe harbor” protection in the Act. Key factors that could cause actual results to differ materially include, but are not limited to, the expected timing and likelihood of completion of the Merger, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Merger; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement; the possibility that ATSG’s stockholders may not approve the Merger; the risk that the anticipated tax treatment of the transactions contemplated by the Agreement and Plan of Merger (the “Transaction”) is not obtained; the risk that the parties may not be able to satisfy the conditions to the Merger in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the Merger; the risk that any announcements relating to the Merger could have adverse effects on the market price of ATSG’s common stock; the risk that the Merger and its announcement could have an adverse effect on the parties’ business relationships and business generally, including the ability of ATSG to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers, and on their operating results and businesses generally; the risk of unforeseen or unknown liabilities; customer, shareholder, regulatory and other stakeholder approvals and support; the risk of unexpected future capital expenditures; the risk of potential litigation relating to the Transaction that could be instituted against ATSG or its directors and/or officers; the risk associated with third party contracts containing material consent, anti-assignment, transfer or other provisions that may be related to the Merger which are not waived or otherwise satisfactorily resolved; the risk of rating agency actions and ATSG’s ability to access short- and long-term debt markets on a timely and affordable basis; and the risks resulting from other effects of industry, market, economic, legal or legislative, political or regulatory conditions outside of ATSG’s control.

Readers should carefully review this release and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based only on information, plans and estimates as of the date of this release.  New risks and uncertainties arise from time to time, and factors that ATSG currently deems immaterial may become material, and it is impossible for ATSG to predict these events or how they may affect it. Except as may be required by applicable law, ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes. ATSG does not endorse any projections regarding future performance that may be made by third parties.

Additional Information and Where to Find It

In connection with the Transaction, the Company will file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”). The definitive version of the Proxy Statement will be sent to the stockholders of the Company seeking their approval of the Transaction and other related matters.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT ON SCHEDULE 14A WHEN IT BECOMES AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE THEREIN AND ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE COMPANY, THE TRANSACTION AND RELATED MATTERS.

Investors and security holders may obtain free copies of these documents, including the Proxy Statement, and other documents filed with the SEC by the Company through the website maintained by the SEC at https://www.sec.gov/edgar/browse/?CIK=894081&owner=exclude. Copies of documents filed with the SEC by the Company will be made available free of charge by accessing the Company’s website at https://atsginc.com/investors or by contacting the Company via email by sending a message to investor.relations@atsginc.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Transaction under the rules of the SEC. Information about the interests of the directors and executive officers of the Company and other persons who may be deemed to be participants in the solicitation of stockholders of the Company in connection with the Transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Proxy Statement related to the Transaction, which will be filed with the SEC. Information about the directors and executive officers of the Company and their ownership of the Company common stock is also set forth in the Company’s definitive proxy statement in connection with its 2024 Annual Meeting of Stockholders, as filed with the SEC on April 11, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/894081/000114036124019362/ny20017081x1_def14a.htm) and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/894081/000089408124000016/atsg-20231231.htm). Information about the directors and executive officers of the Company, their ownership of the Company common stock, and the Company’s transactions with related persons is set forth in the sections entitled “Directors, Executive Officers and Corporate Governance,” “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” and “Certain Relationships and Related Stockholder Matters” included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 29, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/894081/000089408124000016/atsg-20231231.htm), and in the sections entitled “Corporate Governance and Board Matters,” and “Stock Ownership of Management,” included in the Company’s definitive proxy statement in connection with its 2024 Annual Meeting of Stockholders, as filed with the SEC on April 11, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/894081/000089408124000016/atsg-20231231.htm). Additional information regarding the interests of such participants in the solicitation of proxies in respect of the Transaction will be included in the Proxy Statement and other relevant materials to be filed with the SEC when they become available These documents can be obtained free of charge from the SEC’s website at www.sec.gov.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contact:

Quint Turner, ATSG Inc. Chief Financial Officer

937-366-2303

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
REVENUES	$471,253	$523,137	$1,445,180	$1,553,571

OPERATING EXPENSES
Salaries, wages and benefits	170,102	165,110	505,663	512,283
Depreciation and amortization	98,995	86,252	281,254	253,671
Maintenance, materials and repairs	46,573	54,569	143,183	148,838
Fuel	52,307	79,020	181,429	213,046
Contracted ground and aviation services	18,362	18,353	55,794	55,823
Travel	30,633	36,223	93,259	96,998
Landing and ramp	3,732	4,271	12,267	13,139
Rent	8,001	7,811	23,231	24,197
Insurance	3,121	3,055	8,414	8,287
Other operating expenses	17,746	22,443	54,680	64,095
	449,572	477,107	1,359,174	1,390,377
OPERATING INCOME	21,681	46,030	86,006	163,194
OTHER INCOME (EXPENSE)
Interest income	352	190	809	585
Non-service component of retiree benefit costs	(1,085)	(3,218)	(3,256)	(9,654)
Net (loss) gain on financial instruments	(5,167)	1,778	134	1,856
Loss from non-consolidated affiliate	(869)	(1,885)	(2,202)	(4,398)
Interest expense	(20,103)	(19,376)	(63,494)	(51,753)
	(26,872)	(22,511)	(68,009)	(63,364)
EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(5,191)	23,519	17,997	99,830
INCOME TAX BENEFIT (EXPENSE)	1,864	(6,347)	(5,277)	(24,495)
EARNINGS (LOSS) FROM CONTINUING OPERATIONS	(3,327)	17,172	12,720	75,335
EARNINGS FROM DISCONTINUED OPERATIONS, NET OF TAXES	—	—	—	—
NET EARNINGS (LOSS)	$(3,327)	$17,172	$12,720	$75,335

EARNINGS (LOSS) PER SHARE - CONTINUING OPERATIONS
Basic	$(0.05)	$0.26	$0.20	$1.08
Diluted	$(0.05)	$0.24	$0.20	$0.98

WEIGHTED AVERAGE SHARES - CONTINUING OPERATIONS
Basic	65,036	67,253	65,012	69,909
Diluted	65,036	72,672	67,471	78,427

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands, except share data)

	September 30, 2024	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash, cash equivalents and restricted cash	$44,873	$53,555
Accounts receivable, net of allowance of $846 in 2024 and $1,065 in 2023	185,251	215,581
Inventory	49,690	49,939
Prepaid supplies and other	31,258	26,626
TOTAL CURRENT ASSETS	311,072	345,701

Property and equipment, net	2,771,568	2,820,769
Customer incentive	133,234	60,961
Goodwill and acquired intangibles	473,425	482,427
Operating lease assets	60,797	54,060
Other assets	134,227	118,172
TOTAL ASSETS	$3,884,323	$3,882,090

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$248,647	$227,652
Accrued salaries, wages and benefits	62,126	56,650
Accrued expenses	11,817	10,784
Current portion of debt obligations	658	54,710
Current portion of lease obligations	20,234	20,167
Unearned revenue	38,431	30,226
TOTAL CURRENT LIABILITIES	381,913	400,189
Long term debt	1,561,874	1,707,572
Stock warrant obligations	18,671	1,729
Post-retirement obligations	14,890	19,368
Long term lease obligations	41,806	34,990
Other liabilities	110,143	64,292
Deferred income taxes	286,787	285,248

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 150,000,000 shares authorized; 65,759,904 and 65,240,961 shares issued and outstanding in 2024 and 2023, respectively	658	652
Additional paid-in capital	917,181	836,270
Retained earnings	601,929	589,209
Accumulated other comprehensive loss	(51,529)	(57,429)
TOTAL STOCKHOLDERS’ EQUITY	1,468,239	1,368,702
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,884,323	$3,882,090

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED SUMMARY OF CASH FLOWS (UNAUDITED)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

OPERATING CASH FLOWS	$135,555	$117,517	$399,076	$526,093

INVESTING ACTIVITIES:
Aircraft acquisitions and freighter conversions	(29,979)	(119,709)	(145,027)	(422,873)
Planned aircraft maintenance, engine overhauls and other non-aircraft additions to property and equipment	(18,206)	(48,706)	(75,976)	(158,467)
Proceeds from property and equipment	9,069	71	35,183	10,516
Acquisitions and investments in businesses	(10,045)	(800)	(19,845)	(1,600)
TOTAL INVESTING CASH FLOWS	(49,161)	(169,144)	(205,665)	(572,424)

FINANCING ACTIVITIES:
Principal payments on secured debt	(155,219)	(90,217)	(626,542)	(180,534)
Proceeds from revolver borrowings	85,000	80,000	425,000	220,000
Proceeds from convertible note issuance	—	400,000	—	400,000
Payments for financing costs	—	(10,268)	—	(10,779)
Repurchase of convertible notes	—	(203,247)	—	(203,247)
Purchase of common stock	—	(118,475)	—	(155,349)
Taxes paid for conversion of employee awards	(16)	—	(551)	(1,578)
Other financing related proceeds	—	1,269	—	1,269
TOTAL FINANCING CASH FLOWS	(70,235)	59,062	(202,093)	69,782

NET INCREASE (DECREASE) IN CASH	$16,159	$7,435	$(8,682)	$23,451

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	$28,714	$43,150	$53,555	$27,134
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$44,873	$50,585	$44,873	$50,585

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

PRETAX EARNINGS FROM CONTINUING OPERATIONS AND ADJUSTED PRETAX EARNINGS SUMMARY

NON-GAAP RECONCILIATION

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenues
CAM
Aircraft leasing and related revenues	$115,565	$113,145	$331,776	$345,500
Customer incentive	(3,096)	(3,420)	(9,289)	(12,353)
Total CAM	112,469	109,725	322,487	333,147
ACMI Services
ACMI services revenue	327,666	366,064	994,561	1,067,986
Customer incentive	(5,694)	(816)	(10,586)	(2,424)
Total ACMI Services	321,972	365,248	983,975	1,065,562
Other Activities	93,000	112,841	299,680	334,218
Total Revenues	527,441	587,814	1,606,142	1,732,927
Eliminate internal revenues	(56,188)	(64,677)	(160,962)	(179,356)
Customer Revenues	$471,253	$523,137	$1,445,180	$1,553,571

Pretax Earnings (Loss) from Continuing Operations
CAM, inclusive of interest expense	18,279	23,306	46,935	88,526
ACMI Services, inclusive of interest expense	(14,412)	12,414	(24,973)	34,057
Other Activities	(1,586)	(7,968)	3,694	(8,613)
Net, unallocated interest expense	(351)	(908)	(2,335)	(1,944)
Non-service components of retiree benefit costs	(1,085)	(3,218)	(3,256)	(9,654)
Net (loss) gain on financial instruments	(5,167)	1,778	134	1,856
Loss from non-consolidated affiliates	(869)	(1,885)	(2,202)	(4,398)
Earnings (loss) from Continuing Operations before Income Taxes (GAAP)	$(5,191)	$23,519	$17,997	$99,830

Adjustments to Pretax Earnings from Continuing Operations
Add contra-revenue from customer incentive	8,790	4,236	19,875	14,777
Add loss from non-consolidated affiliates	869	1,885	2,202	4,398
Less net loss (gain) on financial instruments	5,167	(1,778)	(134)	(1,856)
Less non-service components of retiree benefit costs	1,085	3,218	3,256	9,654
Add net charges for hangar foam incident	—	58	—	71
Adjusted Pretax Earnings (non-GAAP)	$10,720	$31,138	$43,196	$126,874

Adjusted Pretax Earnings (non-GAAP) excludes certain items included in GAAP-based Pretax Earnings (Loss) from Continuing Operations before Income Taxes because these items are distinctly different in their predictability among periods, or not closely related to our operations. Presenting this measure provides investors with a comparative metric of fundamental operations, while highlighting changes to certain items among periods. Adjusted Pretax Earnings should not be considered an alternative to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION

NON-GAAP RECONCILIATION

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

Earnings (Loss) from Continuing Operations Before Income Taxes	$(5,191)	$23,519	$17,997	$99,830
Interest Income	(352)	(190)	(809)	(585)
Interest Expense	20,103	19,376	63,494	51,753
Depreciation and Amortization	98,995	86,252	281,254	253,671
EBITDA from Continuing Operations (non-GAAP)	$113,555	$128,957	$361,936	$404,669
Add contra-revenue from customer incentive	8,790	4,236	19,875	14,777
Add start-up loss from non-consolidated affiliates	869	1,885	2,202	4,398
Less net loss (gain) on financial instruments	5,167	(1,778)	(134)	(1,856)
Less non-service components of retiree benefit costs	1,085	3,218	3,256	9,654
Add net charges for hangar foam fire suppression system discharge	—	58	—	71

Adjusted EBITDA (non-GAAP)	$129,466	$136,576	$387,135	$431,713

Management uses Adjusted EBITDA (non-GAAP, defined below) to assess the performance of the Company's operating results among periods. It is a metric that facilitates the comparison of financial results of underlying operations. Additionally, these non-GAAP adjustments are similar to the adjustments used by lenders in the Company’s senior secured credit facility to assess financial performance and determine the cost of borrowed funds. The adjustments also remove the non-service cost components of retiree benefit plans because they are not closely related to ongoing operating activities. To improve comparability between periods, the adjustments also exclude from EBITDA from Continuing Operations the recognition of charges related to the discharge of a foam fire suppression system in a Company aircraft hangar, net of related insurance recoveries. Management presents EBITDA from Continuing Operations (defined below), as a subtotal toward calculating Adjusted EBITDA.

EBITDA from Continuing Operations (non-GAAP) is defined as Earnings (Loss) from Continuing Operations Before Income Taxes plus net interest expense, depreciation, and amortization expense. Adjusted EBITDA is defined as EBITDA from Continuing Operations less financial instrument revaluation gains or losses, non-service components of retiree benefit costs, amortization of warrant-based customer incentive costs recorded in revenue, charge off of debt issuance costs upon refinancing, costs from non-consolidated affiliates and charges related to the discharge of a foam fire suppression system, net of insurance recoveries.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

CASH FLOWS

NON-GAAP RECONCILIATION

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

NET CASH FLOWS FROM OPERATING ACTIVITIES (GAAP)	$135,555	$117,517	$399,076	$526,093
Sustaining capital expenditures	(18,206)	(48,706)	(75,976)	(158,467)
ADJUSTED FREE CASH FLOW (non-GAAP)	$117,349	$68,811	$323,100	$367,626
Aircraft acquisitions and freighter conversions	(29,979)	(119,709)	(145,027)	(422,873)
Proceeds from property and equipment	9,069	71	35,183	10,516
Acquisitions and investments in businesses	(10,045)	(800)	(19,845)	(1,600)
FREE CASH FLOW (non-GAAP)	$86,394	$(51,627)	$193,411	$(46,331)

Sustaining capital expenditures includes cash outflows for planned aircraft maintenance, engine overhauls, information systems and other non-aircraft additions to property and equipment. It does not include expenditures for aircraft acquisitions and related passenger-to-freighter conversion costs.

Adjusted Free Cash Flow (non-GAAP) includes cash flow from operating activities net of expenditures for planned aircraft maintenance, engine overhauls and other non-aircraft additions to property and equipment. Free Cash Flow (non-GAAP) is net cash from operating activities reduced for net cash flows from investing activities.  Management believes that adjusting GAAP operating cash flows is useful for investors to evaluate the company's ability to generate adjusted free cash flow for growth initiatives, debt service, stock buybacks or other discretionary allocations of capital.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE

NON-GAAP RECONCILIATION

(In thousands)

Management presents Adjusted Earnings and Adjusted Earnings Per Share, both non-GAAP financial measures, to provide additional information regarding earnings per share without the volatility otherwise caused by the items below among periods.

	Three Months Ended				Nine Months Ended
	September 30, 2024		September 30, 2023		September 30, 2024		September 30, 2023
	$	$ Per Share	$	$ Per Share	$	$ Per Share	$	$ Per Share

Earnings (loss) from Continuing Operations - basic (GAAP)	$(3,327)		$17,172		$12,720		$75,335
Gain from warrant revaluation, net tax[1]	—		—		—		(106)
Convertible notes interest charges, net of tax [2]	—		443		475		1,999
Earnings (loss) from Continuing Operations - diluted (GAAP)	(3,327)	(0.05)	17,615	$0.24	13,195	$0.20	77,228	$0.98
Adjustments, net of tax
Convertible notes interest charges, net of tax [2]	158	—	—	—	—	—	—	—
Customer incentive [3]	6,659	0.10	3,290	0.05	15,086	0.22	11,501	0.15
Non-service component of retiree benefits[4]	822	0.01	2,499	0.03	2,475	0.04	7,511	0.10
Derivative and warrant revaluation[5]	3,914	0.06	(1,380)	(0.02)	(120)	—	(1,327)	(0.02)
Loss from affiliates[6]	658	0.01	1,464	0.02	1,668	0.02	3,417	0.04
Hangar foam incident[7]	—	—	45	—	—	—	55	—
Adjusted Earnings and Adjusted Earnings Per Share (non-GAAP)	$8,884	$0.13	$23,533	$0.32	$32,304	$0.48	$98,385	$1.25

	Shares		Shares		Shares		Shares
Weighted Average Shares - diluted[1]	65,036		72,672		67,471		78,427
Additional shares - stock-based compensation awards	1,137		—		—		—
Additional shares - convertible notes [2]	1,700		—		—		—
Adjusted Shares (non-GAAP)	67,873		72,672		67,471		78,427

Adjusted Earnings and Adjusted Earnings Per Share should not be considered as alternatives to Earnings (Loss) from Continuing Operations, Weighted Average Shares - diluted or Earnings (Loss) Per Share from Continuing Operations or any other performance measure derived in accordance with GAAP. Adjusted Earnings and Adjusted Earnings Per Share should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

1.

Under U.S. GAAP, certain warrants are reflected as a liability and unrealized warrant gains are typically removed from diluted earnings per share (“EPS”) calculations, while unrealized warrant losses are not removed because they are dilutive to EPS. For each quarter, additional shares assumes that Amazon net settled its remaining warrants that were above the strike price. Each year reflects an average of the quarterly shares.

2.

Under U.S. GAAP, certain types of convertible debt are treated under the "if-convert method" if dilutive for EPS. Stock-based compensation awards are treated under the "treasury stock method" if dilutive for EPS. The non-GAAP presentation adds the dilutive effects that were excluded under GAAP.

3.	Removes the amortization of the warrant-based customer incentives which are recorded against revenue over the term of the related aircraft leases and customer contracts.
4.	Removes the non-service component effects of employee post-retirement plans.
5.	Removes gains and losses from financial instruments, including derivative interest rate instruments and warrant revaluations.
6.	Removes losses for the Company's non-consolidated affiliates.
7.	Removes charges related to the discharge of a foam fire suppression system in a Company aircraft hangar, net of related insurance recoveries.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

AIRCRAFT FLEET

Aircraft Types
	September 30, 2023		December 31, 2023		September 30, 2024		December 31, 2024 Projected 1
	Freighter	Passenger	Freighter	Passenger	Freighter	Passenger	Freighter	Passenger
Aircraft in service
B767-200 [2]	22	3	22	3	17	3	17	3
B767-300	88	8	87	8	103	10	108	10
B777-200	—	3	—	3	—	3	—	3
B757 Combi	—	4	—	4	—	4	—	4
A321-200	2	—	3	—	3	—	3	—
A330	—	—	—	—	—	—	1	—
Total Aircraft in Service	112	18	112	18	123	20	129	20

Aircraft available for lease
B767-200	1	—	1	—	—	—	—	—
B767-300	—	—	3	—	2	—	1	—
A321	—	—	—	—	—	—	6	—
A330	—	—	—	—	—	—	—	—
Total Aircraft Available for Lease	1	—	4	—	2	—	7	—

Aircraft in Cargo Modification
B767-300	13	—	9	—	3	—	2	—
A321	7	—	6	—	6	—	—	—
A330	—	—	2	—	4	—	4	—
Feedstock
B767	—	—	5	—	5	—	5	—
A321	—	—	—	—	—	—	—	—
A330	—	—	1		1		1
Total Aircraft	133	18	139	18	144	20	148	20

Aircraft in Service
	September 30,	December 31,	September 30,	December 31,
	2023	2023	2024	2024 Projected [1]

Dry leased without CMI	44	42	49	52
Dry leased with CMI	47	48	40	40
Customer provided for CMI	15	16	24	27
ACMI/Charter[3]	24	24	30	30

1.

Projected aircraft levels for December 31, 2024 include customer commitments for new leases, management's estimates of existing lease renewals, aircraft expected to complete the freighter modification process and scheduled aircraft acquisitions during 2024.

2.	As Boeing 767-200 aircraft are retired from service, management plans to use the engines and related parts to support the remaining Boeing 767 fleet and part sales.
3.

ACMI/Charter includes four Boeing 767 passenger aircraft leased from external companies through December 31, 2023 and six Boeing 767 passenger aircraft leased from external companies after December 31, 2023.